Exhibit 4(a)

AEP TEXAS INC.

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

AS TRUSTEE

SECOND SUPPLEMENTAL INDENTURE
DATED AS OF MAY 17, 2018

$500,000,000 3.950% SENIOR NOTES, SERIES E DUE 2028

*	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 17th day of May, 2018, between AEP TEXAS INC. a corporation duly organized and existing under the laws of the state of Delaware (herein called the “Company”), having its principal office at 1 Riverside Plaza, Columbus, Ohio 43215 and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, duly organized and existing under the laws of the United States, having its designated corporate trust office at 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, as Trustee (herein called the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into an Indenture, dated as of September 1, 2017 (the “Original Indenture”), with the Trustee;
WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as previously supplemented and as further supplemented by this Second Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, under the Original Indenture, a new series of unsecured notes (the “Senior Notes”) may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Indenture a series of Senior Notes to be designated the “3.950% Senior Notes, Series E due 2028” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Second Supplemental Indenture;
WHEREAS, the Company and the initial purchasers named therein have entered into that certain Registration Rights Agreement, dated May 17, 2018 (the “Registration Rights Agreement”), providing for (i) the issuance from time to time of Securities issued in exchange for, and in an aggregate principal amount equal to, the Notes (the “Exchange Notes”) containing terms substantially identical to, and evidencing the same indebtedness as, the Notes exchanged therefor (except that such Exchange Notes will be registered under the Securities Act and will not bear any legend to the contrary) and (ii) the payment of any additional amounts of interest that shall become payable in respect of the Notes pursuant to the Registration Rights Agreement as a result of the registration default as described in the Registration Rights Agreement (“Additional Interest”);
WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I

Additional Definitions

SECTION 1.01. Definitions.

The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
“Additional Interest” shall have the meaning assigned to it in the Registration Rights Agreement.
“Agent Member” shall have the meaning set forth in Section 2.06(a)(iv).
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depository for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Certificated Securities” shall have the meaning set forth in Section 2.06(b).
“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.
“Debt” means any indebtedness for borrowed money.
“DTC” means The Depository Trust Company, the initial Depository.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System or any successor securities clearing agency.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Offer Registration Statement” shall have the meaning assigned to it in the Registration Rights Agreement.
“Exchange Notes” shall have the meaning set forth in the Recitals.
“Global Notes” means, collectively, the Rule 144A Global Notes and Regulation S Global Notes.
“Global Securities” means global certificates representing the Notes as described in Section 2.06.

“Holder” means a registered holder of a Note.
“Lien or Liens” means any mortgage, pledge, security interest, or other lien on any utility properties or tangible assets, including, without limitation, the capital stock or comparable equity interest of its subsidiaries, owned on the date hereof or hereafter acquired by the Company.
“Net Tangible Assets” means the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on the Company’s balance sheet, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount, energy trading contracts, regulatory assets, deferred charges and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the Company’s current liabilities appearing on such balance sheet. For purposes of this definition, the Company’s balance sheet does not include assets and liabilities of the Company’s subsidiaries.
“Notes” has the meaning set forth in the Recitals.
“Original Issue Date” means May 17, 2018.
“Permitted Liens” means:

•
Liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise, or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any Liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

•	any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of Liens permitted by the foregoing clauses;

•	the pledge of any bonds or other securities at any time issued under any of the Secured Debt permitted by the above clauses; and

•	the creation or existence of leases (operating or capital) made, or existing on property acquired, in the ordinary course of business.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 17, 2018 among the Company and the Initial Purchasers named therein, relating to the registration of the Notes under the Securities Act.
“Regulation S” means Regulation S under the Securities Act and any successor regulation thereto.
“Regulation S Global Note” has the meaning set forth in Section 2.06(a)(ii).

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.
“Rule 144A” means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.
“Rule 144A Global Note” has the meaning set forth in Section 2.06(a)(i).
“Secured Debt” means any Debt of the Company secured by a Lien (other than a Permitted Lien).
“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor legislation.
“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
“Stated Maturity” means June 1, 2028.
“Temporary Regulation S Global Notes” has the meaning set forth in Section 2.06(a)(ii).
“Transfer Restricted Security” shall have the meaning assigned to it in Section 6 the Registration Rights Agreement.
ARTICLE II

The Notes

SECTION 2.01. Establishment.

The Series E Notes shall be designated as the Company’s “3.950 Senior Notes, Series E due 2028”. The Notes shall be treated for all purposes under the Indenture as a single class or series of senior notes.
SECTION 2.02. Aggregate Principal Amount.

The Trustee shall authenticate and deliver the Notes for original issue on the Original Issue Date in the aggregate principal amount of $500,000,000 upon a Company Order for authentication and delivery thereof and satisfaction of Section 2.01 of the Original Indenture. The aggregate principal amount of the Notes shall be initially limited to $500,000,000 and shall be subject to Periodic Offerings pursuant to Article Two of the Original Indenture. The Notes need not be issued at the same time and each series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes. Any such additional Notes will have the same ranking, interest rate, maturity and other terms as such series initially issued (except the issue date and issue price).

SECTION 2.03. Maturity and Interest.

(a)The Notes shall mature on, and the date on which the principal shall be payable (unless earlier redeemed) shall be June 1, 2028;

(b)The interest rate at which Notes shall bear interest shall be 3.950% per annum; provided, however, that the Additional Interest shall accrue on the Notes under certain circumstances as provided in clause (c) below; interest shall accrue from the date of authentication of the Notes; the Interest Payment Dates on which such interest will be payable shall be June 1 and December 1, and the Regular Record Date for the determination of Holders to whom interest is payable on any such Interest Payment Date shall be the May15 or November 15 preceding the relevant Interest Payment Date; provided that the first Interest Payment Date shall be December 1, 2018 and interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal shall be paid; each payment of interest shall include interest accrued through the day before the Interest Payment Date;

(c)Additional Interest, if any, shall accrue on the Transfer Restricted Securities over and above the interest rate set forth herein in accordance with Section 6(a) of the Registration Rights Agreement.

SECTION 2.04. Optional Redemption.

At any time prior to March 1, 2028, the Notes shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days’ previous notice given to the registered owners of the Notes at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if such Notes matured on March 1, 2028 (excluding the portion of any such interest accrued to, but excluding, the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued interest thereon to, but excluding, the date of redemption.
At any time on or after March 1, 2028, the Notes shall be redeemable at the option of the Company, in whole or in part, at 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to but excluding the date of redemption.
“Comparable Treasury Issue,” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the Notes (assuming that the Notes matured on March 1, 2028) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Notes.
“Comparable Treasury Price,” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company and notified by the Company to the Trustee.
“Reference Treasury Dealer” means a primary U.S. Government securities dealer or dealers selected by the Company and notified by the Company to the Trustee.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company and notified to the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by such Reference Treasury Dealer at or before 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
SECTION 2.05. Security Registrar.

The Security Register referred to in Section 2.05 of the Original Indenture shall, with respect to the Notes, be kept at the office or agency that the Company may from time to time designate for such purpose (which shall initially be the Corporate Trust Office of the Trustee), and at such other place or places as the Company, with the approval of the Trustee, may hereafter designate.
SECTION 2.06. Global Securities and Certificated Securities.

General. The Notes shall be issued only as registered Global Securities, without coupons, in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. The Notes initially will be represented by one or more Rule 144A Global Notes (as defined below) and Regulation S Global Notes (as defined below) (collectively, the “Global Notes”) registered in the name of The Depository Trust Company, as Depository or its nominee, or a successor depository or its nominee.
(a)Global Securities.

(i)Form of Restricted Global Notes. The Notes offered and sold in reliance on Rule 144A shall be initially represented by one or more Global Notes (collectively, the “Rule 144A Global Notes”) will be deposited with the Trustee as custodian for the Depository and registered in the name of the Depository or its nominee. The Rule 144A Global Notes (and any notes issued in exchange for the Rule 144A Global Notes, other than Exchange Notes), including beneficial interests in the Rule 144A Global Notes, will be subject to certain restrictions on transfer set forth therein and in this Indenture.

(ii)Form of Regulation S Global Notes. The Notes offered and sold in reliance on Regulation S shall be initially represented by one or more temporary Global Notes (the “Temporary Regulation S Global Notes”) and will be deposited with the Trustee as custodian for the Depository and registered in the name of the Depository or its nominee. Following the Resale Restriction Termination Date, beneficial interests in the Regulation S Temporary Global Notes will be exchanged for beneficial interests in permanent Global Notes (the “Regulation S Permanent Global Notes” and, together with the Regulation S Temporary Global Notes, the “Regulation S Global Notes”). The Regulation S Global Notes (and any notes issued in exchange for the Regulation S Global Notes, other than Exchange Notes), including beneficial interests in the Regulation S Global Notes, will be subject to certain restrictions or transfer set forth therein and in this Second Supplemental Indenture.

(iii)At any time and from time to time after the execution and delivery of this Second Supplemental Indenture, the Company may deliver Exchange Notes to be issued in exchange for any series of Rule 144A Global Notes and Regulation S Global Notes, executed by the Company for authentication, together with an Company Order for the authentication and delivery of such Exchange Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Exchange Notes.

The Rule 144A Global Notes, the Temporary Regulation S Global Notes, the Regulation S Global Notes are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
(iv)Book-Entry Provisions. This Section shall apply only to a Global Security deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 2.06(a)(iv), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
To the extent a notice or other communication to the beneficial owners of the Notes is required under the Indenture, unless and until Certificated Securities shall have been issued to such owners, the Trustee shall give all such notices and communications specified herein to be given to such owners to the Depository, and shall have no obligations to such owners.
(b)Certificated Securities. Except as provided in this Section 2.06, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Certificated Securities (as defined below).

Global Securities representing the Notes shall be exchangeable for certificated securities of such series, (“Certificated Securities)” if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for the Global Securities or (y) shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depository for the Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition. Upon surrender to the Trustee of the typewritten certificate or certificates representing the Global Securities by the Depository, accompanied by registration instructions, the Trustee shall execute and authenticate the certificates in accordance with the instructions of the Depository. Neither the Security Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Certificated Securities, the Trustee shall recognize the Holders of the Certificated Securities as Holders. The Certificated Securities shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Company, as evidenced by the execution thereof by the Company, and shall bear the legend set forth on Exhibit A hereto unless the Company informs the Trustee that such legend is no longer required.
SECTION 2.07. Form of Securities.

The Global Securities and Certificated Securities shall be substantially in the forms attached as Exhibit A hereto.
SECTION 2.08. Transfer and Exchange.

(a)General. Subject to Section 2.01, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 2.08 shall be made only in accordance with this Section 2.08.

(b)Transfer and Exchange of Global Securities.

(i)If, at any time, whether prior to or after the expiration of the holding period with respect to the Notes set forth in Rule 144(d) under the

Securities Act, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Trustee, as custodian for the Depository, wishes to transfer its interest in such Rule 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.08(b)(i). Upon receipt by the Trustee of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the applicable Rule 144A Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository and the Euroclear or Clearstream account (if applicable) to be credited with such increase and (3) a certificate substantially in the form of Exhibit B hereto given by the owner of such beneficial interest, the Trustee, as Security Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount of the applicable Rule 144A Global Note and to increase or cause to be increased the aggregate principal amount of the applicable Regulation S Global Note by the principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount of the applicable Rule 144A Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

(ii)If, at any time prior to the expiration of one year from the date of the acquisition of the Securities from the Company, an owner of a beneficial interest in a Regulation S Global Note deposited with the Trustee as custodian for the Depository wishes to transfer its interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note, as provided in this Section 2.08(b)(ii). Upon receipt by the Trustee of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Trustee, as Security Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged; (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository to be credited with such increase; and (3) a certificate substantially in the form of Exhibit B hereto given by the owner of such beneficial interest, the Trustee, as Security Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount of the applicable Rule 144A Global Note by the principal amount of the beneficial interest in the Regulation S Global Note to be exchanged, and the Trustee, as Security Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the aggregate principal amount of such Regulations S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

(iii)Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in such Rule 144A Global Note without any written certification from the transferor or the transferee, but the transferee will be deemed to make the representations set forth in Exhibit B hereto.

(iv)Beneficial interests in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in such Regulation S Global Note without any written certification from the transferor or the transferee; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor (as defined in Regulation S under the Securities Act)).

(c)Transfer and Exchange of Global Securities and Certificated Securities.

(i)In the event that a Global Security is exchanged for a Certificated Security as provided in this Section 2.08(c), such Certificated Security may be exchanged or transferred for one another, subject to Section 2.05 of the Original Indenture, only in accordance with such procedures as are substantially consistent with the provisions of clauses (b)(i) and (ii) of this Section 2.08 and as may be from time to time reasonably adopted by the Company.

(ii)Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, the Trustee shall cancel such Certificated Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing of the Depository and the Securities Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Certificated Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Certificated Security so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(d)Transfer Restricted Security. Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Security Registrar in the form attached hereto as Exhibit B upon which each may conclusively rely:

(i)in the case of any Transfer Restricted Security represented by a Certificated Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Security that does not bear the Restricted Securities Legends set forth in Exhibits A-1 and A-2 hereto and rescind any restriction on the transfer of such Transfer Restricted Security; and

(ii)in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the Restricted Securities Legends set forth in Exhibits A-1 and A-2 hereto if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

ARTICLE III

Covenants

SECTION 3.01. Liens.

The Company covenants that for so long as any of the Notes are outstanding that it will not create or suffer to exist any Secured Debt, unless, at the same time, the Notes that are outstanding are also secured by such Lien on an equal and ratable basis. This restriction does not apply to the Company’s subsidiaries, nor will it prevent any of them from creating or permitting to exist Liens on their property or assets to secure any secured debt. This restriction does not limit:
(a)Permitted Liens;

(b)Financing of the Company’s accounts receivable for electric service; and

(c)Any other Lien not covered in clause (a) as long as immediately after the creation of such Lien the aggregate principal amount of Secured Debt does not exceed 15% of Net Tangible Assets.

ARTICLE IV

Miscellaneous Provisions

SECTION 4.01. Recitals by Company.

The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee and the Trustee assumes no responsibility for their correctness. All of the provisions contained in the Original Indenture in respect of the rights, privileges, protections, indemnities, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.
SECTION 4.02. Ratification and Incorporation of Original Indenture.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.
SECTION 4.03. Executed in Counterparts.

This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
SECTION 4.04. Legends.

Except as determined by the Company in accordance with applicable law, each Note shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.
SECTION 4.05 New York Law to Govern

This Second Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be Signed in its name and behalf by its duly authorized signatories, all as of the day and year first above written.
AEP TEXAS INC.

By: /s/ Renee V. Hawkins
Name: Renee V. Hawkins
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By: /s/ Karen Yu
Name: Karen Yu
Title: Vice President

EXHIBIT A

FORM OF NOTE

[Rule 144A Global Security]
[Regulation S Global Security]
[Certificated Security]

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS 2.04 AND 2.05 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05 OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.08 OF THE INDENTURE.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Ex. A-1

[Restricted Securities Legend]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, ONLY (A) TO AEP TEXAS INC. OR ANY OF ITS SUBSIDIARIES (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE, THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
[ERISA Legend]
BY ITS ACQUISITION AND HOLDING OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY SECURITY (OR INTEREST IN A SECURITY) AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” OR ARRANGEMENT

Ex. A-2

SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN’S INVESTMENT IN THE ENTITY, OR A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (II) THE PURCHASE, HOLDING AND DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A GOVERNMENTAL, NON-U.S., CHURCH OR OTHER PLAN, A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
[Temporary Regulation S Global Security Legend]
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A REGULATION S PERMANENT GLOBAL SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.
[Certificated Securities Legend]
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE AND SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRUSTEE AND SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Ex. A-3

AEP TEXAS INC.
____% Senior Notes, Series E due 20__

CUSIP:	[#########/144A]		Original Issue Date: May __, 2018
[#########/Reg. S]

ISIN:	[#########/144A]
[#########/Reg. S]

Stated Maturity:	June 1, 20__	Interest Rate: ____%

Principal Amount:	$XXX,000,000

Redeemable:	Yes X	No
In Whole:	Yes X	No
In Part:	Yes X	No

AEP TEXAS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [________] or registered assigns, the principal sum of [_____________] DOLLARS ($XXX,000,000) on the Stated Maturity specified above (or upon earlier redemption); and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year, commencing on December 1, 2018, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, provided that interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.
If any Interest Payment Date, any redemption date or Stated Maturity is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such date. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company may from time to time designate for that purpose, in any

Ex. A-4

coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable on Stated Maturity or any redemption date) may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.
This Note is one of a duly authorized series of Senior Notes of the Company (herein sometimes referred to as the “Notes”), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 1, 2017 duly executed and delivered between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, duly organized and existing under the laws of the United States, as Trustee (herein referred to as the “Trustee”) (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holder of this Notes. This Note is one of the series of Notes designated on the face hereof as ____% Senior Notes, Series E due 20__ initially issued in the aggregate principal amount of $XXX,000,000.
At any time prior to _____________, this Note shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days’ previous notice given to the registered owners of this Note at a redemption price equal to the greater of (i) 100% of the principal amount of this Note being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Note being redeemed that would be due if this Note matured on ______________ (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus __ basis points, plus, accrued interest thereon to the date of redemption.

At any time on or after _______________, this Note shall be redeemable at the option of the Company, in whole or in part, at 100% of the principal amount of this Note being redeemed, plus accrued and unpaid interest thereon to but excluding the date of redemption.
“Comparable Treasury Issue,” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of this Note (assuming, for this purpose, that this Note matured on _______________) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of this Note.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

Ex. A-5

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company and notified by the Company to the Trustee.
“Reference Treasury Dealer” means a primary U.S. Government securities dealer or dealers selected by the Company and notified by the Company to the Trustee.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company and notified to the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by such Reference Treasury Dealer at or before 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.
“Treasury Rate” means, with respect to any redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
The Company shall not be required to (i) issue, exchange or register the transfer of this Note during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of less than all the outstanding Notes of this series and ending at the close of business on the day such notice is given, nor (ii) register the transfer of or exchange of any Notes of this series or portions thereof called for redemption. This Note is exchangeable for Notes in certificated registered form only under certain limited circumstances set forth in the Indenture.
In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.
In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein. This Note will not have a sinking fund.
As described in the supplemental indenture relating to the Notes, so long as this Note is outstanding, the Company is subject to covenants described in Article III of the Second Supplemental Indenture.

Ex. A-6

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Note that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected; (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the Holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or (iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration or transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Ex. A-7

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.
No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly released waived and released.
The Notes of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.
All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.
This Note will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.
AEP TEXAS INC.

By: ______________________________________

Ex. A-8

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N. A.,
as Trustee

Dated:____________________	By:________________________________________
Authorized Signatory

Ex. A-9

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT-_______	Custodian ________ (Cust) (Minor)
TEN ENT-	as tenants by the entireties	under Uniform Gifts to Minors Act _________________________ (State)
JT TEN-	As joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used
though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ___________________ (please insert Social Security or other identifying number of assignee)

_____________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________________________________________________________________________________________

______________________________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Ex. A-10

In connection with any transfer of any of the Note evidenced by this certificate, the undersigned confirms that such Note is being:
CHECK ONE BOX BELOW

(1)	☐	exchanged for the undersigned’s own account without transfer; or

(2)	☐
transferred to a person whom the undersigned reasonably believes to be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 who is purchasing this Note for such buyer’s own account or the account of a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933 and any applicable securities laws of any state of the United States or any other jurisdiction; or

(3)	☐	exchanged or transferred pursuant to and in compliance with Rule 903 or 904 of Regulation S under the Securities Act of 1933; or

(4)	☐	transferred to the Company or an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company; or; or

(5)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any Note evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Company may require, prior to registering any such transfer of this Note, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that if box (2) is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A.

________________________________________
Signature

_______________________________________
SIGNATURE GUARANTEE

Date:___________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. A-11

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
________________________________
SIGNATURE GUARANTEE

Date:___________________
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
NOTICE: To be executed by an executive officer.

Ex. A-12

SCHEDULE A
The initial aggregate principal amount of the Note evidenced by the Certificate to which this Schedule is attached is $___________. The notations on the following table evidence decreases and increases in the aggregate principal amount of the Note evidenced by such Certificate.

Decrease in Principal Amount of the Note	Increase in Principal Amount of the Note	Principal Amount of the Note Remaining After Such Decrease or Increase	Notation by Security Registrar

Ex. A-13

EXHIBIT B
FORM OF TRANSFER CERTIFICATE
In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being:
CHECK ONE BOX BELOW

(1)	☐	exchanged for the undersigned’s own account without transfer; or

(2)	☐
transferred to a person whom the undersigned reasonably believes to be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 who is purchasing such Notes for such buyer’s own account or the account of a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933 and any applicable securities laws of any state of the United States or any other jurisdiction; or

(3)	☐	exchanged or transferred pursuant to and in compliance with Rule 903 or 904 of Regulation S under the Securities Act of 1933; or

(4)	☐	transferred to the Company or an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company; or; or

(5)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Company may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that if box (2) is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A.

Signature

Date:_______________
SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex. B-1

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:_______________
SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE: To be executed by an executive officer.

Ex. B-2